 EXHIBIT 5.1

September 26, 2023

Camber Energy, Inc.

15915 Katy Freeway, Suite 450

Houston, Texas 77094

Re:	Camber Energy, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Camber Energy, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), relating to an unspecified number or amount of the following securities:

(i) debt securities of the Company (the “Debt Securities”) which may be issued in one or more series pursuant to one or more indentures (each, an “Indenture”) between the Company and a financial institution identified therein as the trustee (each, a “Trustee”);

(ii) shares of one or more series of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”) which may be issued by the Company independently, together with other Securities (as defined below), and/or upon the conversion, exercise, or exchange of the other Securities described in the Registration Statement (the “Preferred Shares”);

(iii) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) which may be issued by the Company independently, together with other Securities, and/or upon the conversion, exercise, or exchange of the other Securities described in the Registration Statement (the “Common Shares” and together with the Preferred Shares, the “Shares”);

(iv) warrants to purchase any combination of Debt Securities, shares of Common Stock, shares of Preferred Stock, Depository Shares, Purchase Contracts, and/or or other securities of the Company or any other entity (the “Warrants”), which may be issued by the Company, independently or together with other Securities, pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent identified therein (each, a “Warrant Agent”);

(v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, or other securities of the Company (the “Subscription Rights”) which may be issued by the Company, independently or together with other Securities, pursuant to one or more subscription rights certificates, agreements, or other arrangements (each, a “Subscription Rights Instrument”);

(vi) depositary receipts representing Preferred Shares or fractional interests in Preferred Shares (the “Depository Shares”) which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a financial institution identified therein as the depositary (each, a “Depositary Agent”);

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(vii) purchase contracts, obligating or entitling the holders thereof to purchase from or sell to the Company, and obligating or entitling the Company to sell to or purchase from such holders, as applicable, a specified or varying number of Common Shares, Preferred Shares, or other Securities described in the Registration Statement at a future date or dates (the “Purchase Contracts”) which may be issued by the Company pursuant to one or more one or more purchase rights agreements, certificates, or other documents (each, a “Purchase Contract Instrument”); and

(viii) units of securities consisting of shares of Common Stock, Preferred Shares, Debt Securities, Warrants, Subscription Rights, Depository Shares, Purchase Contracts, and/or any combination thereof (the “Units”) which may be issued in one or more series pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and a financial institution identified therein as the unit agent (each, a “Unit Agent”).

The Debt Securities, Preferred Stock, Common Stock, Warrants, Subscription Rights, Depository Shares, Purchase Contracts, and Units are referred to herein each as a “Security” and collectively as the “Securities.”  The Securities may be issued and sold or delivered, from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and the applicable supplements to the Prospectus (each, a “Prospectus Supplement”).

In connection with this opinion letter, we have examined, considered, and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following documents:

(a) the Registration Statement, including the Prospectus contained therein;

(b) a Certificate of Existence with Status in Good Standing with respect to the Company, issued by the Nevada Secretary of State on September 26, 2023;

(c) a certificate of Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”);

(d) the Articles of Incorporation of the Company together with all certificates of designations of Preferred Stock, including all amendments thereto, as currently in effect (collectively, the “Company Charter Documents”);

(e) the Bylaws of the Company, including all amendments thereto, as currently in effect (the “Bylaws” and together with the Company Charter Documents, the “Governing Documents”);

(f) certain resolutions adopted by the Board of Directors of the Company, as provided to us and certified pursuant to the Officer’s Certificate, relating to, among other things, the approval of the filing of the Registration Statement and transactions in connection therewith; and

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(g) such other certificates, instruments, documents, and records as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on all documents submitted to us, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals or such latter documents. In our examination of executed documents, we have also assumed that each of the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to matters of fact relevant to the opinions expressed herein, (i) we have obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary and appropriate for the purpose of issuing this opinion letter; and (ii) we have further assumed and relied upon, the truth, accuracy, and completeness of the information, statements, and representations contained in such certificates, instruments, records, and other documents we have reviewed, including the facts and conclusions set forth in the Secretary’s Certificate, the factual statements contained in the Registration Statement (including the Prospectus contained therein), and the factual representations and warranties contained in the agreements, instruments, and other documents referred to or incorporated by reference in any of the foregoing documents. We have not independently investigated or verified any of the forgoing assumptions.

Without limiting the generality of the foregoing, we have also assumed that:

(a) at or prior to the time any Securities are offered or issued, (i) the Registration Statement and any amendments thereto will be declared effective under the Securities Act, no stop orders will have been issued by the Commission with respect to the Registration Statement, and the Registration Statement will comply with all applicable laws in effect at all relevant times; and (ii) an appropriate Prospectus Supplement relating to any of the Securities offered thereby will have been prepared and filed by the Company with the Commission in compliance with the Securities Act and any such Prospectus Supplement will comply with all applicable laws in effect at all relevant times;

(b) that the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) will have duly authorized by necessary corporate action: (i) the pricing, terms, and conditions of the offer, issuance and sale of any Particular Securities, (ii) the form and terms of the applicable purchase, underwriting subscription, or similar agreement and any other Securities Documents (as defined below) governing the offer, sale, or issuance of such Securities, the execution and delivery thereof by the Company, and the performance of its obligations thereunder, (iii) the applicable Prospectus Supplement(s), and (iv) the due execution, authentication, issuance and delivery of such Securities by the Company upon receipt of the consideration therefor as provided in the Securities Documents governing the offer, sale, or issuance of such Securities;

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(c) at or prior to the time any Securities are offered, sold, or issued, (i) all relevant agreements, instruments, or other documents relating to the offering, issuance, or sale of such Securities, including, without limitation, any applicable Indentures, any applicable purchase agreements, underwriting agreements, subscription agreements, or similar agreements with any underwriters or purchasers of Preferred Shares, Common Shares, or other Securities, any applicable Warrant Agreements, any applicable Subscription Rights Instruments, any applicable Deposit Agreements (including any depository receipts or certificates contemplated thereby), any applicable Purchase Contract Instruments, any applicable Unit Agreements, and any other applicable certificates, instruments, or other documents governing the offer, sale, or issuance of such Securities or evidencing any such Securities (each a “Securities Document” and collectively, the “Securities Documents”), will, in each case, have been duly authorized, executed and delivered by the Company and the Trustee, Warrant Agent, Depository Agent, Unit Agent, other relevant counter-party or counter-parties to such Securities Documents, as applicable; and (ii) the obligations of each party to any Securities Documents, as applicable, will constitute valid and binding obligations of such party, enforceable in accordance with their respective terms; and

(d) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale violate or constitute a default or breach under, (i) any agreement or instrument which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject to, (iiii) any requirement or restriction imposed under applicable law or by any governmental or regulatory authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

(e) all Securities have been or will be offered, issued and sold, in each case, (i) in accordance with and in the manner specified in the Registration Statement, the base Prospectus contained therein and the relevant Prospectus Supplement(s), the Governing Documents, the terms and conditions of the relevant Securities Documents, and the Certificates of Designation (as defined below) for any series of Preferred Stock, in effect at all relevant times; and (ii) in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as applicable, any applicable state securities or “blue sky” laws, rules or regulations, and any applicable laws, rules or regulations of any foreign jurisdiction in effect at all relevant times;

(f) with respect to any series of Preferred Shares to be offered or issued (including any Preferred Shares issued or issuable pursuant to any Securities Documents or upon the conversion, exercise, or exchanged of any Security): (i) prior to the issuance of any such series of Preferred Shares, (x) the voting powers, designations, preferences, limitations, restrictions, and relative rights of such series of Preferred Stock will have be established by a resolution of the board of directors of the Company pursuant to the provisions contained in the Company’s then-effective Articles of Incorporation; and (y) a certificate of designation, in the form prescribed by applicable law, setting forth such resolution and the authorized number of Preferred Shares for such series of Preferred Stock (each, a “Certificate of Designation”) will have been duly signed by an officer of the Company, will have been appropriately filed with the Nevada Secretary of State, and will have become effective prior to the issuance of any Preferred Shares, in each case, in accordance with applicable laws; (ii) at no time will the total number of shares of Preferred Stock designated pursuant to all of the Company’s then-effective Certificates of Designation for all Preferred Stock (including Preferred Shares) exceed the total number of shares of Preferred Stock then authorized under the Company’s then-effective Articles of Incorporation; and (iii) after any issuance of Preferred Shares, the total number of issued and outstanding shares of each series thereof, together with the total number of shares of such series then reserved for issuance or issuable by the Company pursuant to any and all Securities Documents, all of the Company’s then-effective Certificates of Designation, or any other agreement or arrangement or otherwise, will not exceed the total number of shares of such series then designated under the Certificate of Designation for such series;

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(g) with respect to any Common Shares to be offered or issued (including any Common Shares issuable or issuable pursuant to any Securities Documents or upon the conversion, exercise, or exchanged of any Security): (i) at or prior the time of each issuance of any such Common Shares, the Company will have reserved a sufficient number of authorized shares of Common Stock available for such issuance; and (ii) after any issuance of any Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or issuable by the Company pursuant to any and all Securities Documents, all of the Company’s then-effective Certificates of Designation, or any other agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s then-effective Articles of Incorporation;

(h) With respect to any Shares or other Securities issued by the Company, (i) if such Shares or other Securities are issued in certificated form, the certificates evidencing any such Shares or other Securities will be: (x) in the form authorized by the Board, (y) duly executed, delivered, and authenticated by the authorized officers of the Company and, if appliable, the Company’s transfer agent and registrar of such Shares or other Securities, and (y) properly registered in the books and records of the Company by the Company or its transfer agent and registrar of such Shares or other Securities, and (ii) if Shares or other Securities are issued in uncertificated form, book entry notations and an appropriate account statement evidencing any such Shares or other Securities will have been properly recorded in the books and records of the Company and credited to the recipient’s account maintained by the Company’s transfer agent and registrar of such Shares or other Securities.

Based solely upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, as of the date hereof, we are of the opinion that:

1. The Debt Securities will constitute binding obligations of the Company, when: (a) the Board has taken all necessary corporate action in conformity with the Governing Documents to authorize and approve (i) the offer, issuance and terms of a particular series of any Debt Securities, (ii) the terms of the Indenture relating to any such Debt Securities, the terms of any purchase agreement, unwriting agreement, subscription agreement, and any other Securities Documents governing the offering, sale, or issuance of such Debt Securities(each, a “Purchase Agreement”), (iii) if applicable, the creation, terms, offering, or issuance of any other Securities entitling the holder thereof to acquire any such Debt Securities upon the conversion, exchange, or exercise thereof, and (iv) the relevant Prospectus Supplement; (b) the applicable Indentures have been duly authorized, executed, and delivered by the Company and the Trustee; and (c) such Debt Securities duly executed, authenticated, issued, sold, and delivered by the Company, as applicable, and registered in the books and records of the Company, either (i) upon payment of the consideration therefor pursuant to and in accordance with the terms and conditions of the Indenture, such other governing Securities Documents, or the relevant Prospectus Supplement, or (iii) upon the valid conversion, exchange, or exercise of any issued and outstanding Security entitling the holder thereof to acquire any such Debt Securities and against payment of the exercise price or other requisite consideration for such Debt Securities pursuant to and in accordance with the terms and conditions of any such other convertible, exchangeable, or exercisable Security, the applicable Securities Document governing the conversion, exchange, or exercise thereof, and relevant Prospectus Supplement.

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2. The Preferred Shares will be validly issued, fully paid, and non-assessable shares of Preferred Stock, when: (a) the Board has taken all necessary corporate action in conformity with the Governing Documents to approve: (i) the offer, issuance and terms of a particular series of Preferred Shares, including the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof, the adoption of a Certificate of Designation for such series of Preferred Shares, which has been appropriately filed with the Nevada Secretary of State and become effective in accordance with applicable law prior to any issuance of such Preferred Shares, (ii) the terms of any purchase agreement, unwriting agreement, subscription agreement, or other Securities Documents governing the offer, sale, or issuance of such Preferred Shares (each, a “Purchase Agreement”), and (iii) the relevant Prospectus Supplement; (b) the applicable Purchase Agreement and any such other governing Securities Documents have been duly authorized, executed, and delivered by the Company and the other applicable parties thereto; and (c) such Preferred Shares have been duly executed, authenticated, issued, sold, and delivered by the Company, as applicable, and registered in the books and records of the Company, either (i) against payment in full of all consideration for such Preferred Shares (not less than the par value of the Preferred Stock) pursuant to and in accordance with the terms and conditions of the Purchase Agreement, the Certificate of Designation, any other applicable Securities Documents, and the relevant Prospectus Supplement, or (ii) upon the valid conversion, exchange, or exercise of any issued and outstanding Security entitling the holder thereof to acquire any such Preferred Shares and against payment in full of the exercise price or other requisite consideration for such Preferred Shares (not less than the par value of the Preferred Stock) pursuant to and in accordance with the terms and conditions of any such convertible, exchangeable, or exercisable Security, the applicable Securities Document governing the conversion, exchange, or exercise thereof, and the relevant Prospectus Supplement.

3. The Common Shares will be validly issued, fully paid, and non-assessable shares of Common Stock, when: (a) the Board has taken all necessary corporate action in conformity with the Governing Documents to approve (i) the offer, issuance and terms of any such Common Shares, including the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof, (ii) the terms of the purchase agreement, unwriting agreement, subscription agreement, or other Securities Documents governing the offer, sale, or issuance of such Common Shares (each, a “Purchase Agreement”), and (iii) the relevant Prospectus Supplement; (b) the applicable Purchase Agreement and any such other governing Securities Documents have been duly authorized, executed, and delivered by the Company and the other applicable parties thereto; and (c) such Common Shares have been duly executed, authenticated, issued, sold, and delivered by the Company, as applicable, and registered in the books and records of the Company, either (i) against payment in full of all consideration for such Common Shares (not less than the par value of the Common Stock) pursuant to and in accordance with the terms and conditions of the Purchase Agreement, any other applicable Securities Documents, and the relevant Prospectus Supplement, or (ii) upon the valid conversion, exchange, or exercise of any issued and outstanding Security entitling the holder thereof to acquire any such Common Shares and against payment in full of the exercise price or other requisite consideration for such Common Shares (not less than the par value of the Common Stock) pursuant to and in accordance with the terms and conditions of any such other convertible, exchangeable, or exercisable Security, the applicable Securities Document governing the conversion, exchange, or exercise thereof, and the relevant Prospectus Supplement.

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4. The Warrants will constitute binding obligations of the Company, when: (a) the Board has taken all necessary corporate action in conformity with the with the Governing Documents to approve: (i) the offer, issuance and terms of any such Warrants, including the pricing and terms upon which the Warrants are to be issued and the consideration for which Shares or other Securities are to be issued in connection therewith, (ii) the form, terms, execution and delivery of the Warrant Agreement, any certificate evidencing such Warrants, and any related purchase agreement, unwriting agreement, subscription agreement, or other Securities Documents governing the offer, sale, or issuance of such Warrants, and (iii) the relevant Prospectus Supplement; (b) the applicable Warrant Agreement has been duly authorized, executed, and delivered by the Company and the Warrant Agent; and (c) the certificates evidencing such Warrants, have been duly executed, authenticated, issued, sold, and delivered by the Company, as applicable, and registered in the books and records of the Company, in accordance with the provisions of the applicable Warrant Agreement and against payment of the consideration therefor as provided therein.

5. The Subscription Rights will constitute binding obligations of the Company, when: (a) the Board has taken all necessary corporate action in conformity with the with the Governing Documents to approve: (i) the offer, issuance and terms of any such Subscription Rights, including the pricing and terms upon which the Subscription Rights are to be issued and the consideration for which Shares or other Securities are to be issued in connection therewith, (ii) the form, terms, execution and delivery of such Subscription Rights, any certificates or other instruments evidencing such Subscription Rights, any related purchase agreement, unwriting agreement, subscription agreement, or other Securities Documents governing the offer, sale, issuance, performance, and exercise of such Subscription Rights (each, a “Subscription Rights Instrument”), and (iii) the relevant Prospectus Supplement; and (b) the certificates evidencing such Subscription Rights have been duly executed, authenticated, issued, sold, and delivered by the Company, as applicable, and registered in the books and records of the Company, in accordance with the provisions of the applicable Subscription Rights Instruments and against payment of the consideration therefor as provided therein.

6. The Depository Shares will constitute binding obligations of the Company, when: (a) the Board has taken all necessary corporate action in conformity with the with the Governing Documents to approve: (i) the offer, issuance and terms of such Depository Shares, including the pricing and terms upon which the Depositary Shares are to be issued, their form and content and the consideration for which Shares or other Securities are to be issued in connection therewith, (ii) the form, terms, execution and delivery of the Deposit Agreement and any certificate evidencing such Depository Shares, and any related purchase agreement, unwriting agreement, subscription agreement, or other Securities Documents governing the offer, sale, or issuance of such Depository Shares, and (iii) the relevant Prospectus Supplement; (b) the applicable Deposit Agreement has been duly authorized, executed, and delivered by the Company and the Depositary Agent; and (c) the certificates evidencing such Depository Shares, have been duly executed, authenticated, issued, sold, and delivered by the Company, as applicable, and registered in the books and records of the Company, in accordance with the provisions of the applicable Deposit Agreement and against payment of the consideration therefor as provided therein.

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7. The Purchase Contracts will constitute binding obligations of the Company, when: (a) the Board has taken all necessary corporate action in conformity with the with the Governing Documents to approve: (i) the offer, issuance and terms of any such Subscription Rights, including the pricing and terms upon which the Purchase Contracts are to be issued and the consideration for which Shares or other Securities are to be issued in connection therewith, (ii) the form, terms, execution and delivery of the Purchase Contracts and the subscription rights certificates, instruments, agreements, or other Securities Documents governing the offer, sale, issuance, performance, and exercise of such Purchase Contracts (each, a “Purchase Contract Instrument”), and (iii) the relevant Prospectus Supplement; and (b) the certificates evidencing such Purchase Contracts have been duly executed, authenticated, issued, sold, and delivered by the Company, as applicable, and registered in the books and records of the Company, in accordance with the provisions of the applicable Purchase Contract Instruments and against payment of the consideration therefor as provided therein.

8. The Units will constitute binding obligations of the Company, when: (a) the Board has taken all necessary corporate action in conformity with the with the Governing Documents to approve: (i) the offer, issuance and terms of any such Units, including the pricing and terms upon which the Units are to be issued and the consideration for which Shares or other Securities are to be issued in connection therewith, (ii) the form, terms, execution and delivery of such Units, the Unit Agreements, and any certificate evidencing such Units, and any related purchase agreement, unwriting agreement, subscription agreement, or other Securities Documents governing the offer, sale, or issuance of such Units, and (iii) the relevant Prospectus Supplement; (b) the applicable Unit Agreement has been duly authorized, executed, and delivered by the Company and the Unit Agent; and (c) the certificates evidencing such Units, have been duly executed, authenticated, issued, sold, and delivered by the Company, as applicable, and registered in the books and records of the Company, in accordance with the provisions of the applicable Unit Agreement and against payment of the consideration therefor as provided therein.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction.  We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers.  This opinion letter and our opinions set forth herein are rendered as of the date first written above and we disclaim any obligation to advise you of changes in law or facts, circumstances, events, or developments which hereafter may come to our attention and which may alter, affect or modify the opinions expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

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This opinion letter is issued in the State of Nevada. By issuing this opinion letter, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinion expressed herein must be brought in the State of Nevada. Your acceptance of this opinion letter shall constitute your agreement to the foregoing.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McDonald Carano LLP

MCDONALD CARANO LLP